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                                                                    Exhibit 21.1

                                 SUBSIDIARIES


                                                    STATE/JURISDICTION
NAME                                                OF INCORPORATION
----                                                ----------------

DOMESTIC SUBSIDIARIES
SkyTel Corp....................................... Delaware
Mtel Technologies, Inc............................. Delaware
Mtel Maine, Inc.................................... Delaware
Mtel International, Inc............................ Delaware
Mtel Latin America, Inc............................ Delaware
COM/NAV Realty Corp................................ Delaware
Intelligent Investment Partners, Inc............... Delaware
Mtel American Radiodetermination Corporation*...... Delaware
Mtel Cellular, Inc.*............................... Delaware
MobileComm Europe Inc.*............................ Delaware
Mtel Digital Services, Inc.*....................... Delaware
Mtel Microwave, Inc.*.............................. Delaware
Mtel Service Corporation*.......................... New York
Mtel Space Technologies Corporation*............... Delaware
Mtel Space Technologies, L.P.*..................... Delaware
Internet Cafe Inc.*................................ Mississippi
Mtel Asia, Inc.*................................... Delaware
FOREIGN SUBSIDIARIES
SkyTel Telecomnicaciones Argentina, S.A............ Argentina
Mtel Chile S.A..................................... Chile
Mtel Costa Rica S.A................................ Costa Rica
Mtel del Ecuador S.A............................... Ecuador
Telecomunicaciones SkyTel S.A...................... Venezuela
Comunicaciones Racotec, S.A.*...................... Costa Rica
Fagem Electronica, S.A............................. Costa Rica
Mtel Colombia S.A.................................. Colombia
Radio Aviso S.A.................................... Uruguay
Nubal S.A.......................................... Uruguay
Mtel China, Inc.*.................................. British Virgin Islands
SkyTel (UK) Limited*............................... England and Wales
Mtel (UK) Limited*................................. England and Wales
OTHER INVESTMENTS
SkyTel Systems (Malaysia) Sdn Bhd.................. Malaysia
P.T. SkyTelindo Services Sdn Bhd................... Indonesia
Buscapersona Cia., Ltd............................. Ecuador
Mtel Dominicana, S.A............................... Dominican Republic
Mtel Guatemala S.A................................. Guatemala
SkyTel Panama*..................................... Panama
Communicaciones Mtel S.A. de C.V................... Mexico
Mtel Paraguay S.A.E.C.A............................ Paraguay



* Inactive corporations currently conducting no business activities.